EXHIBIT 99.2
Item 9.01 (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED
Perry Equipment Corporation and Subsidiaries
May 31, 2007

Report of Independent Certified Public Accountants
Board of Directors
Perry Equipment Corporation
We have audited the accompanying consolidated balance sheet of Perry Equipment Corporation and Subsidiaries (the “Company”) as of May 31, 2007, and the related consolidated statements of earnings, changes in shareholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Perry Equipment Corporation and Subsidiaries, as of May 31, 2007, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Dallas, Texas
August 15, 2007

Perry Equipment Corporation and Subsidiaries
CONSOLIDATED BALANCE SHEET
May 31, 2007
(dollars in thousands)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,326
Accounts receivable, net of allowance for doubtful accounts of $802	24,431
Inventories, net	12,726
Other current assets	3,979

Total current assets	49,462

PROPERTY, PLANT AND EQUIPMENT — AT COST
Buildings	4,653
Machinery and equipment	16,030
Furniture and fixtures	3,479
Transportation equipment	682
Construction in progress	2,910

27,754
Less accumulated depreciation	(18,792)

8,962
Land	720

9,682

OTHER ASSETS
Prepaid pension contribution	2,148
Due from shareholders	1,052
Deferred income taxes	762
Other	1,607

5,569

$64,713

The accompanying notes are an integral part of these consolidated statements.

Perry Equipment Corporation and Subsidiaries
CONSOLIDATED BALANCE SHEET — CONTINUED
May 31, 2007
(dollars in thousands)

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt	$400
Accounts payable	9,085
Accrued liabilities	5,909
Progress billings on contracts	14,463
Deferred income taxes	531
Income taxes payable	2,253

Total current liabilities	32,641

LONG-TERM DEBT, less current maturities	233

MINIMUM PENSION LIABILITY, net	1,513

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Common stock, no par value; 1,500,000 shares authorized, 412,921 shares issued, 264,643 shares outstanding	1,927
Accumulated other comprehensive loss	(1,532)
Retained earnings	35,631

36,026
Less common stock in treasury at cost, 148,278 shares	(5,700)

30,326

$64,713

The accompanying notes are an integral part of these consolidated statements.

Perry Equipment Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF EARNINGS
Year ended May 31, 2007
(dollars in thousands)

Net sales	$101,583

Cost of goods sold	66,407

Gross profit	35,176

Selling, general and administrative expenses	23,348

Operating income	11,828

Other income (expense)
Interest income	93
Interest expense	(322)
Miscellaneous income	470
Loss on foreign currency	(17)
Loss on sale of fixed assets	(19)

Earnings before income taxes	12,033

Income tax expense	3,331

NET EARNINGS	$8,702

The accompanying notes are an integral part of these consolidated statements.

Perry Equipment Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
Year ended May 31, 2007
(dollars in thousands)

		Accumulated
		other
	Common	comprehensive	Retained	Treasury
	stock	loss	earnings	stock	Total

Balances at May 31, 2006	$1,927	$(3,199)	$27,034	$(5,671)	$20,091

Comprehensive income:
Net earnings	—	—	8,702	—	8,702
Foreign currency translation adjustment	—	1,125			1,125
Change in minimum pension liability, net of tax of $279	—	542	—	—	542

Total comprehensive income					10,369

Dividends	—	—	(105)	—	(105)

Purchase of treasury stock	—	—	—	(29)	(29)

Balances at May 31, 2007	$1,927	$(1,532)	$35,631	$(5,700)	$30,326

The accompanying notes are an integral part of this consolidated statement.

Perry Equipment Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended May 31, 2007
(dollars in thousands)

Cash flows from operating activities
Net earnings	$8,702
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities
Deferred income taxes	(75)
Depreciation	1,164
Bad debt provision	516
Loss on disposal and sale of assets	19
Changes in operating assets and liabilities:
Accounts receivable	10,297
Inventories	(3,057)
Other assets	(5,253)
Accounts payable	(8,936)
Accrued liabilities	(4,770)
Income taxes payable	(107)
Progress billings on contracts	7,458

Net cash provided by operating activities	5,958

Cash flows from investing activities
Capital expenditures	(4,707)

Net cash used in investing activities	(4,707)

Cash flows from financing activities
Principal payments on debt and line of credit	(6,281)
Purchase of treasury stock	(29)
Dividends paid	(105)

Net cash used in financing activities	(6,415)

Effect of exchange rate on cash	632

Net decrease in cash and cash equivalents	(4,532)

Cash and cash equivalents at beginning of year	12,858

Cash and cash equivalents at end of year	$8,326

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$322
Income taxes	$3,752
The accompanying notes are an integral part of these consolidated statements.

Perry Equipment Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2007
(dollars in thousands)
NOTE A — NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations
Perry Equipment Corporation (the “Company”) is a manufacturer of filtration equipment. The Company has manufacturing facilities in the United States of America, Canada, and Mexico. The Company also has operations in the United Kingdom, Italy, Romania and Malaysia. Sales are made to customers located throughout the world.
Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.
Inventories
Inventories which primarily consist of raw materials, work-in-process, and finished goods, are stated at the lower of weighted average cost not in excess of market. Costs included in inventories consist of materials, labor, and manufacturing overhead which are related to the purchase and production of inventories. The Company periodically assesses its inventories for potential obsolescence and lower of cost or market issues and provides reserves accordingly.
Warranty Costs
The Company provides product warranties for specific product lines and accrues for estimated future warranty costs in the period in which the revenue is recognized based on historical experience, expectation of future conditions, and the extent of concurrent supplier warranties in place.
Property, Plant and Equipment
Property and equipment is stated at cost less accumulated depreciation and amortization. Gains and losses resulting from sales or retirements are recorded as incurred, at which time related costs and accumulated depreciation are removed from the accounts. Depreciation is recognized utilizing the straight-line method for buildings and the double declining balance method for all other properties and equipment over the estimated useful lives of the assets.
Major classifications of property and equipment as of May 31, 2007 and their respective estimated useful lives are summarized below:

Buildings	39 years
Furniture, fixtures and equipment	3-7 years
Transportation equipment	7 years
Maintenance, repairs and minor replacements are charged to operations as incurred. Major repairs or replacements of property and equipment that extend the useful life of the asset are capitalized.

Translation of Foreign Currencies
For foreign operations with functional currencies other than the U.S. dollar, assets and liabilities accounts are translated at the exchange rate as of the balance sheet date. All revenue and expense accounts are translated at a weighted-average exchange rate in effect during the year. Translation adjustments are recorded as a component of accumulated other comprehensive income. Gains or losses from foreign currency transactions are included in the consolidated statements of earnings.
Cash Equivalents
For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.
Revenue Recognition
Revenue is recognized on contracts over $100 in value and six months in length utilizing the percentage of completion method based on costs incurred as a percentage of estimated total costs. Revenue recognized on uncompleted contracts in excess of amounts billed to customers is reflected as a current asset. Amounts billed to customers in excess of revenue recognized on uncompleted contracts are reflected as a current liability. When it is estimated that a contract will result in a loss, the entire amount of the estimated loss is accrued. The effect of revisions in cost and profit estimates for contracts is reflected in the accounting period in which the facts requiring the revisions become known. Contract progress billings are based upon contract provisions for customer advance payments, contract costs incurred and completion of specified contract milestones.
Revenue for contracts under $100 or to be completed in less than six months are recognized as shipped or when the service is provided. Under these contracts, title passes at shipment. Revenue on contracts where post-shipment services (such as installation and acceptance) are required is recognized upon customer acceptance. Revenue for service contracts is recognized ratably over the life of the contract with related material costs expensed as incurred.
Shipping and Handling Fees and Costs
The Company includes shipping and handling fees billed to customers in net sales. Shipping and handling costs associated with both inbound and outbound freight are included in cost of goods sold.
Accounts Receivable
The Company sells its products to customers, both domestic and international, who are in the oil and gas industry. Credit is extended based on evaluation of a customer’s financial condition. Accounts receivable are due within 30 days for domestic accounts and 60 days for foreign accounts, and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on accounts are credited to the allowance for doubtful accounts.
Advertising Expense
Advertising costs are expensed as incurred. Advertising costs for the year ended May 31, 2007 were approximately $244.

Research and Development Expense
Research and development costs are expensed as incurred and are included in Selling, General and Administrative Expenses in the consolidated Statements of Earnings. Research and development costs for the year ended May 31, 2007 were approximately $509.
Income Taxes
The Company accounts for income taxes using the liability method. Under the liability method deferred tax assets and liabilities are recognized for the future consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are recovered or settled. Valuation allowances for deferred tax assets are established when it is more likely than not that some portion or all of the deferred tax assets will not be realized.
Recent Accounting Pronouncements
In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes: an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies SFAS No. 109, Accounting for Income Taxes, to indicate a criterion that an individual tax position would have to meet for some or all of the benefit of that position to be recognized in an entity’s financial statements. FIN 48 applies to all business enterprises including not-for-profit organizations. In applying FIN 48, an entity must evaluate a tax position, as defined, using a two-step process.
•	evaluation for recognition: An entity should recognize the financial statement benefit of a tax position if it determines that it is more likely than not (i.e., a likelihood of more than 50 percent) that the position will be sustained on examination.

•	measurement of the benefit: The amount recognized should be the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement.
FIN 48 also allows for subsequent recognition and derecognition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is not able at this time to determine what impact, if any, adoption of FIN 48 will have on the results of operations.
In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4 (SFAS No. 151). While retaining the general principle that inventories are presumed to be stated at cost, SFAS No. 151 amends ARB No. 43 to clarify that:
•	abnormal amounts of idle facilities, freight, handling costs, and spoilage should be recognized as charges of the current period.

•	allocation of fixed production overheads to inventories should be based on the normal capacity of the production facilities
SFAS No. 151 defines normal capacity as the production expected to be achieved over a number of periods or seasons under normal circumstances, taking into account the loss of capacity resulting from planned maintenance.
SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005 and should be applied prospectively. Early application is permitted. The Company adopted SFAS No. 151 effective for its fiscal year ended May 31, 2007 without any significant impact on the Company’s consolidated financial position, results of operations or cash flow.
In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106, and 132(R) (SFAS No. 158). SFAS No. 158 will require the Company to recognize the funded status of its defined benefit postretirement plans in the Company’s statement of financial position. The Statement does not change the accounting for the Company’s defined contribution plans.

SFAS No. 158 also removes the existing option to use a plan measurement date that is up to 90 days prior to the date of the statement of financial position.
SFAS No. 158 will require the Company to include several enhanced disclosures of information related to its defined benefit plans in its financial statements to increase consistency and comparability. Additionally, in the year of application, the Company will be required to disclose the incremental effect of applying SFAS No. 158 on each individual line item in the year-end statement of financial position, as well as the separate adjustments to retained earnings and other comprehensive income.
SFAS No. 158 is effective for the Company’s fiscal year ending May 31, 2008. The Statement is to be applied as of the end of the year of adoption. Retrospective application is not permitted. Early adoption is permitted; however, the Company does not intend to adopt Statement 158 prior to the required effective date. The actual impact of SFAS No. 158 on the Company’s financial position at May 31, 2008, will ultimately be based on assumptions used at that time (including the discount rate). Application of the SFAS No. 158 will not change the calculation of net earnings, but will affect the amount recognized in equity and, in future periods, will affect the calculation of other comprehensive income. The Company has not yet begun to calculate the impact of adopting SFAS No. 158 on equity, if any, for the fiscal year ending May 31, 2008.
Comprehensive Income
Comprehensive income includes net earnings, changes in the adjustment resulting from foreign currency translation, and changes in the minimum pension liability.
Use of Estimates
In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.
NOTE B — ACCOUNTS RECEIVABLE

Principal components of accounts receivable are as follows:

Trade receivables	$25,233
Less allowance for doubtful accounts	(802)

$24,431

Changes in the Company’s allowance for doubtful accounts are as follows:

Beginning balance	$349
Bad debt provision	516
Accounts written off	(63)

$802

NOTE C — INVENTORIES

Principal components of inventories are as follows:

Raw materials	$4,898
Work in process	6,130
Finished goods	2,664
Valuation reserve	(966)

Total inventories	$12,726

NOTE D — DUE FROM SHAREHOLDERS
Due from shareholders consists of four notes receivable from officers and shareholders of the Company. The loans are primarily for life insurance policy premiums. Two of the notes are collateralized with life insurance policies with a cash value of $603. The other notes are collateralized by common stock.
NOTE E — ACCRUED LIABILITIES

Accrued liabilities consist of the following:

Commissions	$1,210
Salaries, wages and taxes	793
Warranty costs	518
Vacation	498
Professional fees	254
Bonuses	1,281
Other	1,355

$5,909

NOTE F — LINE OF CREDIT
The Company maintains lines of credit in the amount of $17,500 with interest payable monthly at the bank’s prime rate less 7/8% (7.375% at May 31, 2007), collateralized by accounts receivable, inventory and equipment. See Note G for restrictive loan covenants. The Company had no borrowings under these agreements at May 31, 2007. The Company had commitments to fund letters of credit outstanding of $5,657 at May 31, 2007. A commitment fee equal to 0.50% of the unused portion is payable quarterly.
NOTE G — LONG-TERM DEBT

Long-term debt is as follows:

Note payable to bank, interest payments at the bank’s prime rate, (8.25% at May 31, 2007) due monthly, balance due August 2009; collateralized by accounts receivable, inventory and equipment	$633
Other	—

633
Less current maturities	400

$233

The Company is required to comply with certain loan covenants and maintain certain financial ratios under the Lines of Credit and Notes Payable that relate to minimum net worth and other restrictions, as defined in the Agreement. The Company was in compliance with all financial covenants as of May 31, 2007.

Maturities of long-term debt at May 31, 2007 are as follows:

2008	$400
2009	233

$633

NOTE H — INCOME TAXES
     The provision for income tax expense (benefit) is comprised of the following:

	Domestic	Foreign	Total
Year ended May 31, 2007
Current	$2,696	$710	$3,406
Deferred	624	(699)	(75)

	$3,320	$11	$3,331

     The principal components of deferred income tax assets and liabilities are as follows:

Deferred income tax assets

Foreign net operating loss and credit carryforwards	$917
Inventories	499
Other	58

Total deferred tax assets	$1,474

Deferred tax liabilities

Property, plant and equipment	$(155)
Accrued expenses	(1,088)

Total deferred tax liabilities	(1,243)

Total net deferred tax asset	$231

A reconciliation of income tax (benefit) expense using the Federal Statutory rate of 34% to the actual income tax expense (benefit) is as follows:

Income tax expense at statutory rate	$4,197
Foreign income sales credit	(20)
Domestic manufacturers deduction	(82)
Unbenefitted foreign dividends	204
Foreign rate differential	(110)
Previously unbenefitted foreign losses and credits	(939)
State income taxes	187
Research and development tax credits	(144)
Other	38

$3,331

The previously unbenefitted foreign losses and credits, which were 100% reserved in prior years, primarily relate to foreign tax credits available in the UK foreign subsidiary for which taxable income is expected to be generated in future periods sufficient to realize the tax benefit.
NOTE I — PENSION PLAN
The Company has a defined benefit pension plan covering substantially all of its domestic employees, the Retirement Plan for Employees of Perry Equipment Corporation (the Plan). The benefits may be based on years of service or benefits may be earned for a year of service based on that year’s compensation. The Company’s funding policy is to contribute annually an amount at least equal to the amount necessary to satisfy the Internal Revenue Service’s funding standards.

On June 19, 2000, the Company froze benefits in the Plan effective July 15, 2000. All future benefits under the Plan ceased on July 15, 2000. All active participants in the Plan on July 15, 2000 became 100% vested in their accrued benefits regardless of their length of service. Other terms of the Plan will remain in effect, but no additional benefits will accrue after July 15, 2000.
The Company has recognized a minimum pension liability of $2,292 in 2007, due to the unfunded status of the accumulated benefit obligation. The change in the minimum pension liability is included in other comprehensive income.
     The following table sets forth the plan’s funded status and amounts recognized in the Company’s balance sheet:

Accumulated and projected benefit obligation for service rendered to date	$14,860
Plan assets at fair value	14,716

Funded status	(144)

Unrecognized net loss from past experience different than that assumed and effects of changes in assumptions	2,292

Prepaid pension cost, net	$2,148

Net pension cost (income) includes the following components
Interest cost on projected benefit obligation	$796
Actual return on plan assets	(983)
Curtailment gain	105

Net periodic pension income	$(82)

Unrecognized prior service costs were amortized using the straight-line method over the average remaining employee service period of employees expected to receive benefits under the plan. However, when the plan was frozen, this cost was recognized as part of the curtailment gain.

The following economic assumptions were used:

Discount rate	6.00%
Long-term rate of return on plan assets	8.00%

The Company expects benefit payments at May 31, 2007 as follows:

2008	$769
2009	753
2010	767
2011	762
2012	786
Thereafter	4,550

$8,387

NOTE J — EMPLOYEE STOCK OWNERSHIP PLAN
The Company established the PECO Employees’ Stock Ownership Plan (ESOP) effective June 1, 1998. Substantially all domestic employees of the Company are eligible for participation in the ESOP. The ESOP is a non-contributory, qualified stock plan under which the Company contributes common stock from its treasury at the discretion of the Company’s Board of Directors. Compensation cost is determined by the fair market value of the employers’ common stock. No contributions to the plan were made in 2007.
The Company is required to repurchase shares held by participants upon separation from the plan as provided for in the ESOP. The Company, at its discretion may grant the Trust an option to assume the Company’s rights and obligations at the time a participant exercises a put option under the provisions of the plan. The participant has no obligation to exercise their eligible put option.
As of May 31, 2007, the number of shares subject to repurchase in future years is 17,458. The fair value of the shares as of May 31, 2006 amounted to $2,700. The Company made repurchases of $26 during the year ended May 31, 2007.
NOTE K — DEFINED CONTRIBUTION RETIREMENT PLAN
The Company maintains a 401(k) plan that covers all eligible employees. The Company, at its discretion, can match up to 60% of the first 6% of employee contributions. These matching contributions begin vesting after two years at a rate of 20% per year and fully vest after 6 years. The Company made contributions of $286 during the year ended May 31, 2007.
NOTE L — COMMITMENTS
The Company leases a portion of its facilities and equipment under non-cancellable operating leases. Total rental expense for these operating leases amounted to approximately $432 in 2007. The following is a schedule of future minimum lease payments under these operating leases:

Year ending
May 31,
2008	$463
2009	345
2010	212
2011	50
2012	15
Thereafter	—

$1,085

NOTE M — CONTINGENCIES
Litigation
The Company is involved in various legal proceedings that have arisen in the normal course of business. While it is not possible to predict the outcome of such proceedings with certainty, management believes the outcome will not have a material impact on the financial position, liquidity or operations of the Company.
Contingencies
The Company has issued letters of credit of $3,953 for the year ended May 31, 2007, related to guarantees given by banks and insurers in relation to indemnities to customers.

NOTE N — ROMGAZ CONTRACT
On February 1, 2005, Perry Equipment Limited, a wholly owned subsidiary of Perry Equipment Corporation, entered into a significant contract in the amount of $53,477 to supply gas drying installations in Romania. The contract was completed in June 2007.
The Company has guaranteed the subsidiary performance under this contract by issuing two conditional letters of credit in favor of the customer. The first letter of credit is for $11,530 in respect of the Company’s performance of the contract and has a balance of $304 at May 31, 2007. The amount of the letter of credit decreases as the contract is executed. The second letter of credit of $2,785 is for commissioning (70% of the value of the letter of credit) and warranty (30% of the value of the letter of credit) obligations and has a balance of $1,302 at May 31, 2007. The amount of the letter of credit decreases over the warranty period of the contract.
To guarantee the performance obligations of the principal subcontractors, the Company has received bank guarantees of $2,125 from the subcontractors.